Exhibit 4.1

ESA 5440 10635 bgc voice + electronic brokerage ESA0005440 CLASS A common stock cusip 05541T 10 ****919526** see reverse for certain definitions this certifies that bgc partners, inc. incorporated under the laws of the state of delaware *** restricted securities *** cantor fitzgerald lp 110 east 59th street new york ny 10022 ****919526******* ****919526***** ******919526***** *******919526**** ********919526************919526** 0000010002 is the owner of ** nine hundred nineteen thousand five hundred twenty-six ** fully paid and non-assessable shares, of the par value of $0.1 per share, of the class a common stock of bgc partners, inc. transferable on the books of the corporation by the holder thereof, in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued under and shall be held subject to all the provisions of the certificate of incorporation of the corporation and the by-laws as now or herafter amended. This certificate is not valid unless countersigned by the transfer agent and registered by the registrar. witness the seal of the corporation and the facsimile signatures of its duly authorized officers. dated: june 18, 2015 10635005146 JN12 bgc partners, inc. corporate seal 1999 delaware secretary chairman and co-chief executive officer by [new york, n.y.] transfer agent and registrar authorized signature Exhibit 4.1

Newmark Group, Inc.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common	UNIF GIFT MIN ACT–	Custodian
TEN ENT	–	as tenants by the entireties		(Cust) (Minor)
JT TEN	–	as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors Act (State)

Additional abbreviations may also be used though not in the above list.

For value received,                                                                                 hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

            IDENTIFYING NUMBER OF ASSIGNEE

Please print or typewrite name, address and relationship of Assignee and number of shares shares represented by the within Certificate and, if said number of shares shall not be all the shares represented by the within Certificate, that a new Class A Common Stock Certificate for the shares not transferred be registered in the name of the undersigned, and is hereby irrevocably constituted and appointed as Attorney to transfer such shares as aforesaid on the books of the Corporation, with full power of substitution in the premises.

DATED

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17 Ad-15.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.